 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

On August 14, 2012, the date all conditions to close the transaction were satisfied, the Company, through its wholly owned subsidiary, Crown Group Investments Limited, completed the acquisition of two mixed use zoned parcels of vacant land in Dubai, U.A.E. with an appraised value of $5,830,524. The parcels of land are located in Dubai Industrial City one of the largest planned projects in Dubai that is located next to the new Al Maktoum Airport and the Jebel Ali Free Zone. The land was acquired from Tom Kjaer in exchange for 29,152,621 shares (the “Transaction Shares”) of the Company’s common stock at an agreed upon price of $0.20 per share, which represented a 20% discount from the market price of $0.25 on May 10, 2012, the date when the Company’s board of directors approved the transaction. On May 10, 2012, Mr Kjaer beneficially owns 41,635,931 shares of the Company’s common stock presently held in the Zen Trust. Including the Transaction Shares, Mr. Kjaer beneficially owns 19% of the Company’s outstanding common stock. The Company purchased the land for investment purposes and has no present plans to use funds generated from operations to develop the property.

Item 2.01 Completion of Acquisition of Assets.

The information contained in Section 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Agreement for Purchase and Sale, dated as of May 10, 2012, between Tom Kjaer and Crown Group Investments Limited
10.2	Compensation Agreement, dated as of August 14, 2012, between Tom Kjaer and the Company
10.3	General Power of Attorney for Christian Ellentoft
10.4	General Power of Attorney for Anita Spring Levison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: August 16, 2012
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer